Exhibit 99.1
GREENLIGHT RE REPORTS SECOND QUARTER
2008 FINANCIAL RESULTS AND SHARE REPURCHASE PLAN
GRAND CAYMAN, Cayman Islands (August 6, 2008) - Greenlight Capital Re, Ltd. (NASDAQ: GLRE) today announced financial results for the second quarter of 2008. Greenlight Re reported net income of $33.5 million for the second quarter of 2008 compared to a net income of $21.3 million for the same period in 2007. On a fully diluted basis, net income per share was $0.92 for the second quarter of 2008, compared to $0.76 for the same period in 2007.
Fully diluted book value per share was $17.29 as of June 30, 2008, a 9.4% increase over $15.81 per share as of June 30, 2007.
For the six months ended June 30, 2008, net income was $28.8 million compared to $8.2 million for the same period in 2007. On a fully diluted basis, net income per share was $0.79 for the second quarter of 2008, compared to $0.33 for the same period in 2007.
“We were successful this quarter in creating value on both sides of our balance sheet” said David Einhorn, Chairman of the Board of Directors of Greenlight Re. “We continue to focus our underwriting activities on creating economic profits, and we benefited in the second quarter from positive returns in our asset portfolio during a challenging investment environment.”
Greenlight Re’s financial and operating highlights for the first half of 2008 include the following:
•	Gross written premiums in the second quarter were $25.4 million compared to $65.4 million in the second quarter of 2007, while net earned premiums were $24.7 million compared to $25.0 million. For the first six months, gross premiums written were $96.1 million compared to $103.5 million for the first six months of 2007, while net earned premiums were $52.2 million compared to $45.9 million.

•	The combined ratio for the six months ended June 30, 2008 was 92.5% compared to 94.3% for the six months ended June 30, 2007.

•	Net investment income in the second quarter was $31.0 million, a return of 4.5% on our investment portfolio, compared to $19.9 million in the second quarter of 2007, a 6.8% return on our investment portfolio. For the first six months of 2008, net investment income was $25.3 million compared to $5.5 million in the six months ended June 30, 2007.

“Our underwriting portfolio continues to perform in line with our expectations.” said Len Goldberg, Chief Executive Officer of Greenlight Re. “Our premium numbers were lower in the second quarter primarily due to clients reducing planned exposures in an increasingly competitive market. This further affirms our underwriting strategy; most of our frequency based business is written with significant risk sharing and profit sharing incentives to align interests between Greenlight Re and our clients.”
On August 5, 2008, the Board of Directors adopted a share repurchase plan authorizing the Company to repurchase up to two million Class A ordinary shares. The plan, which expires on June  30, 2011, will enable us to repurchase Class A ordinary shares from time to time to optimize the Company’s capital structure. Class A ordinary shares may be purchased in the open market or through privately negotiated transactions.
Conference Call Details
Greenlight Re will hold a live conference call to discuss its financial results for the second quarter of 2008 on Thursday, August 7, 2008 at 9:00 a.m. Eastern time. To participate, please dial in to the conference call at (877) 362-3812 (domestic) or (706) 634-9925 (international), access code 57817864. The conference call topic is Greenlight Re Earnings Conference Call.
A telephone replay of the call will be available from 11:00 a.m. Eastern time on August 7, 2008 until 11:59 p.m. Eastern time on August 14, 2008. The replay of the call may be accessed by dialing (800) 642-1687 (domestic) or (706) 645-9291 (international), access code 57817864. An audio file of the call will also be available on the company’s website.
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Forward-Looking Statements
This news release contains forward-looking statements within the meaning of the U.S. federal securities laws. We intend these forward-looking statements to be covered by the safe harbor provisions for forward-looking statements in the U.S. Federal securities laws. These statements involve risks and uncertainties that could cause actual results to differ materially from those contained in forward-looking statements made on behalf of the Company. These risks and uncertainties include the impact of general economic conditions and conditions affecting the insurance and reinsurance industry, the adequacy of our reserves, our ability to assess underwriting risk, trends in rates for property and casualty insurance and reinsurance, competition, investment market fluctuations, trends in insured and paid losses, catastrophes, regulatory and legal uncertainties and other factors described in our annual report on Form 10-K filed with the Securities Exchange Commission. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.
About Greenlight Capital Re, Ltd.
Greenlight Re (www.greenlightre.ky) is a specialty property and casualty reinsurance company based in the Cayman Islands. The Company provides a variety of custom-tailored reinsurance solutions to the insurance, risk retention group, captive and financial marketplaces. Established in 2004, Greenlight Re selectively offers customized reinsurance solutions in markets where capacity and alternatives are limited. With a focus on deriving superior returns from both sides of the balance sheet, Greenlight Re’s assets are managed according to a value-oriented equity-focused strategy that complements the Company’s business goal of long-term growth in book value per share.
Contact:
Alex Stanton
Stanton Crenshaw Communications
(212) 780-1900
alex@stantoncrenshaw.com

GREENLIGHT CAPITAL RE, LTD.
CONDENSED CONSOLIDATED BALANCE SHEETS

June 30, 2008 and December 31, 2007
(expressed in thousands of U.S. dollars, except per share and share amounts)

	June 30,
	2008	December 31,
	(unaudited)	2007
Assets
Investments in securities
Debt securities, trading, at fair value	$6,328	$1,520
Equity investments, trading, at fair value	588,604	570,440
Other investments, at fair value	11,013	18,576

Total investments in securities	605,945	590,536
Cash and cash equivalents	97,523	64,192
Restricted cash and cash equivalents	441,747	371,607
Financial contracts receivable, at fair value	4,620	222
Reinsurance balances receivable	69,654	43,856
Loss and loss adjustment expense recoverables	7,680	6,721
Deferred acquisition costs	15,251	7,302
Unearned premiums ceded	15,595	8,744
Other assets	2,006	965

Total assets	$1,260,021	$1,094,145

Liabilities and shareholders’ equity
Liabilities
Securities sold, not yet purchased, at fair value	$409,218	$332,706
Financial contracts payable, at fair value	1,643	17,746
Loss and loss adjustment expense reserves	57,367	42,377
Unearned premium reserves	95,289	59,298
Reinsurance balances payable	33,172	19,140
Funds withheld	9,180	7,542
Other liabilities	4,983	2,869
Performance compensation payable to related party	6,145	6,885
Minority interest in joint venture	7,270	—

Total liabilities	624,267	488,563

Shareholders’ equity
Preferred share capital (par value $0.10; authorized, 50,000,000; none issued)	—	—
Ordinary share capital (Class A: par value $0.10; authorized, 100,000,000; issued and outstanding 30,010,636, (2007: 29,847,787); Class B: par value $0.10; authorized, 25,000,000; issued and outstanding, 6,254,949 (2007: 6,254,949))	3,627	3,610
Additional paid-in capital	478,228	476,861
Retained earnings	153,899	125,111

Total shareholders’ equity	635,754	605,582

Total liabilities and shareholders’ equity	$1,260,021	$1,094,145

GREENLIGHT CAPITAL RE, LTD.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(UNAUDITED)
For the three and six months ended June 30, 2008 and 2007
(expressed in thousands of U.S. dollars, except per share and share amounts)

	Three months ended		Six months ended
	June 30,		June 30,
	2008	2007	2008	2007
Revenues
Gross premiums written	$25,360	$65,445	$96,126	$103,509
Gross premiums ceded	(5,615)	(14,534)	(14,887)	(28,277)

Net premiums written	19,745	50,911	81,239	75,232
Change in net unearned premium reserves	4,937	(25,939)	(29,065)	(29,339)

Net premiums earned	24,682	24,972	52,174	45,893
Net investment income	31,025	19,924	25,263	5,543

Total revenues	55,707	44,896	77,437	51,436

Expenses
Loss and loss adjustment expenses incurred, net	9,337	11,138	21,461	20,126
Acquisition costs	9,228	9,515	19,157	17,227
General and administrative expenses	3,210	2,926	7,670	5,905

Total expenses	21,775	23,579	48,288	43,258

Net income before minority interest	33,932	21,317	29,149	8,178
Minority interest in income of joint venture	(394)	—	(361)	—

Net income	$33,538	$21,317	$28,788	$8,178

Earnings per share
Basic	$0.93	$0.78	$0.80	$0.33
Diluted	0.92	0.76	0.79	0.33
Weighted average number of ordinary shares used in the determination of
Basic	35,981,386	27,472,993	35,981,349	24,515,973
Diluted	36,652,441	27,980,421	36,644,456	24,895,878

Due to the opportunistic and customized nature of our underwriting operations, we expect to report different loss and expense ratios in both our frequency and severity businesses from period to period. The following table provides the ratios for the six month periods ended June 30, 2008 and 2007:

	Six months ended			Six months ended
	June 30, 2008			June 30, 2007
	Frequency	Severity	Total	Frequency	Severity	Total
Loss ratio	42.3%	39.0%	41.1%	52.6%	10.1%	43.9%
Acquisition cost ratio	49.7%	13.9%	36.7%	41.7%	21.5%	37.5%

Composite ratio	92.0%	52.9%	77.8%	94.3%	31.6%	81.4%
Internal expense ratio			14.7%			12.9%

Combined ratio			92.5%			94.3%